Exhibit 10.4

SETTLEMENT AGREEMENT

This settlement agreement (“Settlement Agreement”), dated as of December 31, 2016 (the “Settlement Date”), is entered into by and between Iroquois Master Fund Ltd. (“Iroquois”), a Cayman Islands corporation, having a registered address at Admiral Financial Center, 90 Fort Street 5th Floor, P.O. Box 32021, Georgetown, Grand Cayman KY1-1208, Hudson Bay Master Fund Ltd. (“Hudson Bay”), a Cayman Islands corporation, having its principal place of business at the offices of Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Kingsbrook Opportunities Master Fund LP (“Kingsbrook”), a Cayman Islands limited partnership, having a registered address at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and Parkfield Funding, LLC (“Parkfied”), as assignee of Cranshire and Freestone, a Delaware limited liability company, having a principal place of business at 205 E. 42nd Street, New York, New York 10017 (each an “Investor,” and collectively the “Investors”), on the one hand, and Hyperdynamics Corporation (“HDYN”), a Delaware corporation, having a principal place of business at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, on the other hand. The Investors and HDYN shall be referred to herein jointly as the “Parties” and each a “Party”.

WHEREAS, on or about January 30, 2012, Iroquois, Hudson Bay, Kingsbrook, Cranshire Capital Master Fund, Ltd. (“Cranshire”) and Freestone Advantage Partners II, LP (“Freestone,” and collectively the “Plaintiffs”) and HDYN entered into a Securities Purchase Agreement dated as of January 30, 2012 (the “SPA”), pursuant to which the Plaintiffs invested $30 million in HDYN in exchange for ten million shares of HDYN common stock and warrants to buy an additional ten million shares of HDYN common stock at a price of $3.50 per share.

WHEREAS, on May 9, 2012, the Plaintiffs commenced an action in the Supreme Court of the State of New York, County of New York (the “Court”) captioned Iroquois Master Fund

Ltd., et al., v. Hyperdynamics Corporation, et al., Index No. 651614/2012 (the “Action”) alleging certain claims against HDYN for negligent misrepresentation, breach of contract and indemnification under the SPA as set forth in the Plaintiffs’ Complaint dated May 9, 2012, which was subsequently amended by the First Amended Complaint dated July 6, 2012, and the Second Amended Complaint dated August 12, 2013 (the “SAC”);

WHEREAS, HDYN filed a Motion to Dismiss on July 12, 2012, which was granted as to Plaintiffs’ negligent misrepresentation claim on June 19, 2014;

WHEREAS, HDYN filed its Answer to the SAC on September 9, 2013;

WHEREAS, in or about May 2016, Cranshire and Freestone agreed to irrevocably transfer, convey and assign all of its rights, title, and interest in the Action to Parkfield; and

WHEREAS, HDYN disputes the validity of those claims asserted in and the allegations contained in the Action;

WHEREAS, the Parties hereto have fully investigated all potential claims in connection with the above Recitals. All of the Parties have consulted with their own independently selected attorneys and advisors regarding such investigations, and the effect thereof on the legal, equitable and factual issues that have been raised, or could have been raised, in connection with the above disputes and potential claims. All of the Parties are now fully satisfied that they have sufficient knowledge of the facts and circumstances related to all such issues so that a knowledgeable settlement can be reached; and

WHEREAS, in the interest of reaching an amicable resolution of the Action and avoiding the expense of further litigation, with no Parties admitting liability or wrongdoing, the Parties wish to settle their disputes in accordance with the terms of this Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Settlement Shares, Settlement Payment, and Dismissal of the Action

1.1          Issuance of Common Stock in HDYN (the “Common Stock”) to Investors:

(a)           The parties shall seek approval of the issuance of 600,000 validly issued, fully paid and non-assessable shares of Common Stock in HDYN in the aggregate amount to Investors (as adjusted for stock splits, combinations and other similar transactions occurring after the date hereof) (the “Settlement Shares”) from the Court in a fairness hearing held pursuant to Section 3(a)(10) (“Section 3(a)(10)”) of the Securities Act of 1933, as amended (the “1933 Act”). If the Court approves the issuance in accordance with Section 3(a)(10), HDYN shall issue the Settlement Shares to Investors, subject to the restrictions set forth in Section 1.1(b)-(c) below, in the amounts set forth below:

Investor	Number of Shares
Hudson Bay	59,394
Kingsbrook	96,843
Iroquois	200,316
Parkfield	243,447

(b)           If the Court approves the issuance of the Settlement Shares in accordance with Section 3(a)(10), the Settlement Shares shall be tradeable without registration under the 1933 Act in the hands of the Investors. However, notwithstanding the Investors seeking an order regarding the issuance of the Settlement Shares,(1) by signing this Settlement Agreement, the Investors expressly agree not to sell, transfer, or assign the Settlement Shares before April 1, 2017. If the Court does not approve the issuance of the Settlement Shares in accordance with Section 3(a)(10), the Settlement Shares shall be issued to the Investors as restricted shares in the amounts set forth above and HDYN shall be obligated to file a resale registration statement under the 1933 Act registering the Settlement Shares for resale by the Investors (the “Registration Statement”). HDYN shall use its reasonable best efforts to cause the Registration Statement to be filed with the United States Securities and Exchange Commission as promptly as possible following failure of the Court to approve the issuance of the Settlement Shares in accordance with Section 3(a)(10), such that the Registration Statement will become effective on or before April 1, 2017. In the event HDYN is required to file a Registration Statement pursuant to this provision, the fees and expenses (including, but not limited to, attorneys’ fees) for preparation, filing, and obtaining effectiveness of the Registration Statement (the “Registration Statement Costs”) shall be apportioned as follows: (1) for Registration Statement Costs up to $50,000 total, HDYN shall pay 50% of the Registration Statement Costs and the Investors shall pay 50% of the Registration Statement Costs; and (2) for total Registration Costs above $50,000, the Investors will pay 100% of all Registration Statement Costs exceeding $50,000. Until the Investors remit payment for any Registration Statement Costs owed under this provision, HDYN shall not be obligated to request acceleration of effectiveness of the Registration Statement. Notwithstanding the foregoing, HDYN may defer the filing or effectiveness of such Registration Statement if (1) HDYN is engaged in another unregistered capital markets transaction and the Registration Statement will, in HDYN’s good faith judgment, interfere or disrupt materially the

(1)           The date upon which the Court issues an order regarding the Settlement Shares (the “Order”) shall hereinafter be referred to as the “Court Order Date”.

other unregistered capital markets transaction or (2) if material non-public information exists that HDYN cannot disclose at the time, in HDYN’s good faith judgment, for significant commercial purposes.

(c)           If HDYN shall at any time propose to conduct an underwritten offering of Common Stock for cash (excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales) (an “Underwritten Offering”), HDYN shall promptly notify all Investors of such proposal reasonably in advance of (and in any event at least five (5) business days before) the commencement of the offering, which notice will set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the Registration Statement and the number of shares of Common Stock that are proposed to be registered (the “Piggyback Notice”); provided, however, notwithstanding any other provision of this Settlement Agreement, if the managing underwriter or managing underwriters of an Underwritten Offering advise HDYN that in their reasonable opinion that the inclusion of any Settlement Shares requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such Underwritten Offering, HDYN shall have no obligation to provide a Piggyback Notice to Investors and Investors shall have no right to include any Settlement Shares in such Underwritten Offering (and any related registration, if applicable). The Piggyback Notice shall offer the Investors the opportunity to include for registration in such Underwritten Offering (and any related registration, if applicable) the number of Settlement Shares as they may request (a “Piggyback Registration”), HDYN shall use commercially reasonable efforts to include in each such Piggyback Registration such Settlement Share for which HDYN has received written requests for inclusion therein within three (3) business days after sending the Piggyback Notice. If an Investor decides not to include all of its Settlement Shares in any Registration Statement thereafter filed by HDYN, such Investor shall no longer have the right to include any Settlement Shares in any subsequent Piggyback Registration as may be filed by HDYN with respect to offerings of Common Stock, all upon the terms and conditions set forth herein. Notwithstanding the provisions for cost sharing in Section 1.1(b) above, the costs of inclusion of any of the Settlement Shares in any Piggyback Registration shall be borne by HDYN.

(d)           If the managing underwriter or managing underwriters of an Underwritten Offering advise HDYN and the Investors that in their reasonable opinion that the inclusion of all of the Investors’ Settlement Shares requested for inclusion in the subject Piggyback Registration (and any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering, HDYN shall include in such Underwritten Offering only that number of shares of Common Stock proposed to be included in such Underwritten Offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows: (A) first to HDYN, and (B) if there remains availability for additional shares of Common Stock to be included in such registration, the Settlement Shares.

(e)           HDYN shall have the right to terminate or withdraw any registration initiated by it at any time in its sole discretion whether or not any Investor has elected to include Settlement Shares in such Piggyback Registration. The Registration Statement Costs of such withdrawn registration statement shall be borne by HDYN. Any Investor shall have the right to withdraw all or part of its request for inclusion of its Settlement Shares in a Piggyback Registration by giving written notice to HDYN of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of the applicable registration statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, an Investor shall no longer have any right to include Settlement Shares in the Piggyback Registration as to which such withdrawal was made.

(f)            The obligation of HDYN to use its reasonable best efforts to cause the Registration Statement to be filed and become effective on or before April 1, 2017, or to include any Settlement Shares in a Piggyback Registration shall terminate with respect to any Settlement Shares if any Settlement Shares are transferred by an Investor or when Settlement Shares otherwise become freely tradeable.

(g)           If the Court approves the issuance of the Settlement Shares in accordance with Section 3(a)(10), the Settlement Shares shall be delivered electronically by HDYN to each Investor under this Section 1.1(a) within five (5) business days following the Court Order Date (such date, the “Share Delivery Date”) through the Depository Trust Company DWAC system pursuant to the instructions provided by each Investor to HDYN. HDYN hereby confirms that it can, and will, deliver the shares of Common Stock through DWAC on or before the Share Delivery Date. If the Court does not approve the issuance of the Settlement Shares in accordance with Section 3(a)(10), the Settlement Shares shall be issued in certificated form with appropriate legends evidencing that the Settlement Shares are “restricted shares.” Any restrictive legends shall be removed and HDYN shall issue certificates without such legends to the holder of the Settlement Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the DTC, if, unless otherwise required by state securities laws, (i) such Settlement Shares are registered for resale under the 1933 Act pursuant to the Registration Statement described in 1.1(b) above, (ii) in connection with a sale, assignment or other transfer, such holder provides HDYN with an opinion of counsel, in a generally acceptable form, to the effect such sale, assignment or transfer of the Settlement Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Settlement Shares can be sold, assigned, or transferred pursuant to Rule 144. HDYN shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

1.2          Payment of Cash to Investors:

(a)           As soon as reasonably practicable after the Settlement Date but no later than January 16, 2017, HDYN shall pay or cause to be paid to Investors the sum of $1,350,000.00 provided that a completed IRS Form W-9 for FK Law (defined below) and complete wire instructions are provided at least three (3) business days in advance of such payment. This payment shall be made by wire transfer to the IOLA Trust account of Feuerstein Kulick LLP (“FK Law”), the wire transfer instructions for which are as follows:

Bank Name:   Citibank

Account #:       4998722581

Routing #:        021000089

Swift:                CITI US 33

Physical Address of Bank: 90 Park Avenue; New York, NY 10016

Contact at Bank: Victor Perez, Branch Manager

Phone Number for Contact at Bank: 212-681-4503

(b)           Upon receipt, FK Law shall allocate the $1,350,000.00 among the Investors in the manner previously agreed upon by the Investors.

1.3          Dismissal of the Action:

On January 5, 2017, the Parties (i) will notify the Court of the Settlement Agreement and request an adjournment of the summary judgment filing schedule in light of the Settlement Agreement, and (ii) will cause their respective counsel to execute a Stipulation of Discontinuance and Dismissal with Prejudice in the form attached hereto as Exhibit A, pursuant to which the Action will be dismissed with prejudice (the “Stipulation”). HDYN’s attorneys shall hold the fully executed Stipulation and shall be free to file it with the Court without further notice after (i) the wire transfer provided for in Section 1.2 above, (ii) the Court enters an Order with respect to the Settlement Shares (whether approved or denied) as described in in Section 1.1, and (iii) HDYN delivers the Settlement Shares to the Investors pursuant to Section 1.1(g).

2.             Mutual Releases

2.1          General Release of HDYN by Investors: The Investors on behalf of themselves, each and every of their current and former employees, officers, directors, shareholders, investors, insurers, members, administrators, agents, attorneys, agents, parents, subsidiaries, affiliates, predecessors, successors, business associates, partners, independent contractors, joint venturers, legal representatives, heirs, assigns, third-party beneficiaries, and other representatives and servants (the “Investor Releasers”), hereby RELEASE, ACQUIT, and FOREVER DISCHARGE HDYN, and each and every of its current and former employees, officers, directors, shareholders, investors, insurers (including, but not limited to AIG and RSUI), members, administrators, agents, attorneys, agents, parents, subsidiaries, affiliates, predecessors, successors, business associates, partners, independent contractors, joint venturers, legal representatives, heirs, assigns, third-party beneficiaries, and other representatives and servants (the “HDYN Released Parties”), from any and all claims, actions, rights, demands, causes of action, counterclaims, judgments, debts, liens, contracts, agreements, promises, obligations (fiduciary or otherwise), liabilities, damages, punitive damages, loss, costs, or expenses of any nature whatsoever, known or unknown, foreseen or unforeseen, contingent or vested, arising by subrogation, assignment, reimbursement, operation of law, or otherwise, whether arising under federal, state, local, statutory or common law, or any other law, rule, or regulation, including the law of any jurisdiction outside the United States, whether legal, equitable, or any other type, and which in any way relate to, arise out of, or are in any way connected to any aspect of the Parties’ relationships with each other, dealings with each other, or any acts, omissions, or failures to act, whether such claims arise directly, derivatively, representatively or in any other capacity, including, but not limited to, any issues relating to any claims to payment or compensation of any kind or nature that the Investors had, now have, or may assert in the future against the HDYN Released Parties, arising out of or relating to the Action, any complaint filed in the Action, the SPA, and/or any other claims of any kind relating to any activity, communication or transaction that occurred up to and including the Court Order Date, including but not limited to any claims relating to the issuance, sale, conversion or trading of the Common Stock (or any other securities that were convertible into, or exercisable or exchangeable for Common Stock) (collectively the “Investor Released Claims”). The Investor Releasers agree that the releases contained in this paragraph are intended to be construed as the broadest type of general release.

2.2          General Release of Investors by HDYN: HDYN, on behalf of itself, each and every of its current and former employees, officers, directors, shareholders, investors, members, administrators, agents, attorneys, agents, parents, subsidiaries, affiliates, predecessors, successors, business associates, partners, independent contractors, joint venturers, legal representatives, heirs, assigns, third-party beneficiaries, and other representatives and servants (the “HDYN Releasers”), hereby RELEASES, ACQUITS, and FOREVER DISCHARGES the Investors, and each and every of their current and former employees, officers, directors, shareholders, investors, insurers, members, administrators, agents, attorneys, agents, parents, subsidiaries, affiliates, predecessors, successors, business associates, partners, independent contractors, joint venturers, legal representatives, heirs, assigns, third-party beneficiaries, and other representatives and servants (the “Investor Released Parties”), from any and all claims, actions, rights, demands, causes of action, counterclaims, judgments, debts, liens, contracts, agreements, promises, obligations (fiduciary or otherwise), liabilities, damages, punitive damages, loss, costs, or expenses of any nature whatsoever, known or unknown, foreseen or unforeseen, contingent or vested, arising by subrogation, assignment, reimbursement, operation of law, or otherwise, whether arising under federal, state, local, statutory or common law, or any other law, rule, or regulation, including the law of any jurisdiction outside the United States, whether legal, equitable, or any other type, and which in any way relate to, arise out of, or are in any way connected to any aspect of the Parties’ relationships with each other, dealings with each other, or any acts, omissions, or failures to act, whether such claims arise directly, derivatively, representatively or in any other capacity, including, but not limited to, any issues relating to any claims to payment or compensation of any kind or nature that the HDYN Releasers had, now have, or may assert in the future against the Investor Released Parties arising out of or relating to Action, any complaint filed in the Action, the SPA, and/or any other claims of any kind relating to any activity, communication or transaction that occurred up to and including the Court Order Date, including but not limited to any claims relating to the issuance, sale, conversion or trading of the Common Stock (or any other securities that were convertible into, or exercisable or exchangeable for Common Stock) (collectively the “HDYN Released Claims”). The HDYN Releasers agree that the releases contained in this paragraph are intended to be construed as the broadest type of general release.

2.3                               The Parties expressly acknowledge that—under the laws of certain jurisdictions— a general release may not extend to claims that the settling party does not suspect or know exist in its favor at the time of executing the release, which if known to it might have materially affected its settlement. The Parties expressly waive any rights that they may have under the foregoing principle related to the mutual releases contained in the Settlement Agreement, as well as under any other statutory or common-law principles of similar effect. The Parties understand that this provision is an important and material term of this Settlement Agreement.

2.4                               Notwithstanding the foregoing, nothing contained herein shall be construed to release any obligation arising out of this Agreement.

3.                                      HDYN Representations and Warranties: HDYN hereby represents and warrants to the Investors, as of the date of the Settlement Agreement and as of the Court Order Date, if any, that:

3.1                               Organization. HDYN is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

3.2                               Authorization; Enforcement; Validity. HDYN has the requisite corporate power and authority to enter into and perform its obligations under this Settlement Agreement and to issue the Settlement Shares in accordance with the terms hereof. The execution and delivery of this Settlement Agreement by HDYN and the consummation by HDYN of the transactions contemplated hereby (including, without limitation, the issuance of the Settlement Shares) have been duly authorized by HDYN’s board of directors or HDYN’s Bylaws and no further filing, consent or authorization is required by HDYN, its board of directors or its shareholders or other governing body. This Settlement Agreement has been duly executed and delivered by HDYN, and constitutes the legal, valid and binding obligations of HDYN, enforceable against HDYN in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by applicable law.

3.3                               Issuance of Securities. The issuance of the Settlement Shares is duly authorized, and, upon issuance in accordance with the terms of this Settlement Agreement and such Settlement Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof (other than the restrictions set forth in Section 1.1(b) or otherwise imposed by applicable law). Subject to the truth and accuracy of the Investors’ representations and warranties in this Settlement Agreement, the issuance by HDYN of the Settlement Shares pursuant to this Settlement Agreement is exempt from registration under the 1933 Act pursuant to Section 3(a)(10) or other applicable exemption.

3.4                               No Conflicts. The execution, delivery and performance of this Settlement Agreement by HDYN and the consummation by HDYN of the transactions contemplated hereby (including, without limitation, the issuance of the Settlement Shares) will not (i) result in a violation of its Certificate of Incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of HDYN or any of its subsidiaries, any capital stock of HDYN or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which HDYN or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the market on which HDYN’s Common Stock is traded) applicable to HDYN or any of its subsidiaries or by which any property or asset of HDYN or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of HDYN to perform its obligations hereunder.

3.5                               Consents. Except as set forth in this Settlement Agreement, HDYN is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Settlement Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which HDYN is required to obtain pursuant to this Settlement Agreement at or prior to the date hereof have been or will be obtained or effected on or prior to the date hereof, and neither HDYN nor any of its subsidiaries are aware of any facts or circumstances which might prevent HDYN from obtaining or effecting any of the registrations, applications or filings contemplated by this Settlement Agreement.

3.6                               No General Solicitation; No Integrated Offering. Neither HDYN, nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or issuance of the Settlement Shares. None of HDYN, its subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Settlement Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Settlement Shares to require approval of stockholders of HDYN under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of HDYN are listed or designated for quotation. None of HDYN, its subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Settlement Shares under the 1933 Act or cause the offering of any of the Settlement Shares to be integrated with other offerings.

3.7                               Application of Takeover Protections; Rights Agreement. HDYN and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Settlement Agreement, including, without limitation, HDYN’s issuance of the Settlement Shares and the Investors’ ownership of those Settlement Shares, together with all other securities now or hereafter owned or acquired by Investors. HDYN and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of common stock or a change in control of HDYN or any of its subsidiaries.

3.8                               Transfer Taxes. On the date hereof, all stock transfer or similar taxes (other than income or similar taxes) which are required to be paid in connection with the offer, issuance and transfer of the Settlement Shares to be issued to the Investors hereunder will be, or will have been, fully paid or provided for by HDYN, and all laws imposing such taxes will be or will have been complied with.

3.9                               Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by HDYN of all or any portion of any HDYN Released Claim or other matter or any interest which has been released by HDYN by any provision of this Settlement Agreement. HDYN is the sole owner and real party-in-interest regarding the HDYN Released Claims and other matters released by HDYN pursuant to this Settlement Agreement.

4.                                      Investors Representations and Warranties: Each Investor hereby represents and warrants, only as to itself and no other Investor, to HDYN, as of the date of the Settlement Agreement and the Court Order Date, if any, that:

4.1                               Organization. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and otherwise to carry out its obligations hereunder.

4.2                               No Public Sale or Distribution. Such Investor is acquiring the Settlement Shares being issued to it under this Settlement Agreement for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act;

provided, however, by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the shares of Common Stock for any minimum or other specific term beyond April 1, 2017, and reserves the right to dispose of the Settlement Shares at any time on or after April 1, 2017, in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Settlement Shares in violation of applicable securities laws.

4.3                               Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

4.4                               Reliance on Exemptions. Such Investor understands that the Settlement Shares issued pursuant to this Settlement Agreement are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that HDYN is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Settlement Shares.

4.5                               Authorization; Validity; Enforcement. Such Investor has the requisite corporate power and authority to enter into and perform its obligations under this Settlement Agreement. The execution and delivery of this Settlement Agreement by such Investor has been duly authorized by such Investor’s board of directors, managing directors, principals, or other governing bodies. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.6                               No Conflicts. The execution, delivery and performance by such Investor of this Settlement Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

4.7                               Assignment of Claims. Other than the assignment referenced in Section 5 below, there has been no actual assignment or transfer or purported assignment or other transfer by such Investor of all or any portion of any of the Investor Released Claims as defined in Section 2.1 above or other matter or any interest which has been released by such Investor by any provision of this Settlement Agreement. By execution hereof, each Investor represents, covenants, and warrants that it is the exclusive owner, holder, and real party-in-interest of each and every Investor Released Claim described in Section 2.1 above.

4.8                               No Filings. Each Investor represents that, other than the Action, it has not filed any lawsuits, charges or complaints against HDYN with any local, state or federal agency or court from the beginning of time to the date of execution of this Settlement Agreement, and that they will not do so at any time hereafter based on events occurring or facts in existence prior to the date of execution hereof (except subject to the conditions and agreements set forth herein).

5.                                      Cranshire and Freestone Assignment: Pursuant to a purchase agreement dated as of May 5, 2016, Cranshire and Freestone agreed to irrevocably transfer, convey and assign all of its rights, title, and interest in the Action to Parkfield. As a result, Parkfield represents and warrants (i) as stated in Section 4.7 above that it is the exclusive owner, holder, and real party-in-interest of each and every Investor Released Claim described in Section 2.1 above to the extent that such Investor Released Claim may have belonged to Cranshire and Freestone, (ii) that to the best of Parkfield’s knowledge, Freestone and Cranshire possess no claims against HDYN other than those defined in the Investor Released Claims and released by Parkview herein, and (iii) Parkfield is authorized to enter into, and perform any and all of its obligations under, this Settlement Agreement as if it were Cranshire and Freestone.

6.                                      Indemnification by Parkfield: Parkfield, as assignee of Cranshire and Freestone, agrees to indemnify and hold harmless HDYN for any claims asserted or demands made by any third party purporting to act on behalf of Cranshire or Freestone against HDYN, including any of its parents or subsidiaries, in relation to the HDYN Common Stock acquired by Cranshire and Freestone pursuant to the SPA and the Investor Released Claims described in Section 2.1 above released by Parkfield as assignee of Cranshire and Freestone. In the event that any person or entity asserts a claim for which indemnification is provided for hereunder, HDYN shall, within thirty (30) days of receiving written notice of the claim, give written notice to Parkfield, of the claim(s) for which indemnification is required. Within thirty (30) days of receiving the notice of indemnified claim(s), Parkfield must notify HDYN whether it will provide a defense to the claim. If Parkfield agrees to provide a defense, it shall make direct payment of all costs and attorneys’ fees, as well as bear all responsibility for payment of losses and damages in the indemnified claim. If Parkfield does not agree within thirty (30) days to provide a defense, Parkfield shall be responsible for payment of any and all liabilities, damages, punitive damages, losses, injuries, costs, expenses (including, without limitation, all attorneys’ fees) incurred by HDYN, with the costs and fees reimbursed as they are paid by HDYN. Unless Parkfield agrees to provide a defense, HDYN may settle the indemnified claim without consent from Parkfield, and Parkfield shall be responsible for payment of any and all any and all liabilities, damages, punitive damages, losses, injuries, costs, expenses (including, without limitation, all attorneys’ fees) incurred by HDYN in connection with such settlement. With respect to claims for which Parkfield has agreed to provide a defense, Parkfield may not settle such claims without the consent of HDYN (which consent shall not unreasonably be withheld).

7.                                      Pledge of Shares: Notwithstanding anything to the contrary contained in this Settlement Agreement, HDYN acknowledges and agrees that the Settlement Shares may be pledged by the Investors in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Settlement Shares. The pledge of the Settlement Shares shall not be deemed to be a transfer, sale or assignment of the shares of Common Stock hereunder, and if the Investors effect a pledge of shares it shall not be required to provide HDYN with any notice thereof or otherwise make any delivery to HDYN pursuant to this Settlement Agreement or otherwise.

8.                                      Miscellaneous:

8.1                               Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same Agreement.

8.2                               Application. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties, throughout the world, and each of their respective directors, officers, agents, employees, successors, assigns and representatives. The terms and provisions of this Settlement Agreement are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other person or entity.

8.3                               Execution. This Settlement Agreement may be executed by means of delivery of signature(s) by facsimile or email, and any signature(s) delivered by facsimile or email shall be of the same effect as any original signature(s).

8.4                               Choice of Law; Venue. This Settlement Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal laws of the State of New York, applied without regard to New York’s conflicts of law principles. The Parties hereto irrevocably submit to the exclusive jurisdiction and venue of the New York Supreme Court, New York County, or the United States District Court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Settlement Agreement.

8.5                               Enforcement. In the event that any litigation shall arise between any of the Parties hereto based, in whole or in part, upon this Settlement Agreement or any or all of the provisions contained herein, the prevailing party in any such litigation shall be entitled to recover reasonable attorneys’ fees, costs and expenses from the non-prevailing party. If any of HDYN’s representations or warranties in Section 3 herein are false or incorrect in any respect, HDYN shall indemnify the Investors against any and all claims, demands, causes of action, obligations, set-offs, liabilities, damages, losses, injuries, costs, expenses (including, without limitation, all attorneys’ fees) incurred by the Investors arising from such false or incorrect representation or warranty. If any of the Investor’s representations or warranties in Section 4 herein are false or incorrect in any respect, then that Investor shall indemnify HDYN against any and all claims, demands, causes of action, obligations, set-offs, liabilities, damages, losses, injuries, costs, expenses (including, without limitation, all attorneys’ fees) incurred by HDYN arising from such false or incorrect representation or warranty.

8.6                               Entire Agreement. This Settlement Agreement shall constitute the entire agreement of the Parties with respect to the subject matter hereof. No covenant, representation, warranty or unexpressed intent not contained in this Settlement Agreement shall be binding upon any Party hereto unless expressly set forth in writing which makes reference to this Settlement Agreement, expressly provides that it is a modification of this Settlement Agreement and is duly executed by said Party. This Settlement Agreement shall supersede any and all prior agreements and understandings between the Parties, whether oral or written.

8.7                               No Oral Modification. This Settlement Agreement may not be altered, changed, amended or modified except by way of a written instrument signed by authorized representatives of all of the Parties. The Parties further agree that there are no oral agreements among them that vary the terms of this Settlement Agreement.

8.8                               Incorporation of Exhibit. Exhibit A to this Settlement Agreement is incorporated into and made a part of this Settlement Agreement.

8.9                               Incorporation of Recitals. The recitals set forth at the beginning of this Settlement Agreement are incorporated into the Settlement Agreement by reference.

8.10                        Notice. Any notice given in connection with this Settlement Agreement shall, unless otherwise provided herein, be in writing and be delivered (1) by electronic mail as well as (2) by recognized overnight carrier or hand delivery or by certified mail, as follows:

To The Investors:

Feuerstein Kulick LLP

205 E. 42nd Street, 20th Floor

New York, New York 10017

Attn: David Feuerstein, Esq.

david@dfmklaw.com

To HDYN:

Hyperdynamics Corporation

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

Attn: Ray Leonard

rleonard@hyperdynamics.com

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, Texas 77002

Attn: Samuel Cooper, Esq.

samuelcooper@paulhastings.com

8.11                        No Admission. The Settlement Agreement reflects the compromise and settlement of disputed and contested claims. It is understood and agreed that by entering into this Settlement Agreement no Party is admitting any fault or liability whatsoever to any other Party, and nothing contained herein is intended or shall be construed as any admission by any Party hereto, or other non-parties, of liability or wrongdoing of any kind, or as evidence thereof.

8.12                        Headings. The use of Section headings in this Settlement Agreement is for convenience only and is not intended to limit or enlarge the rights of any Party.

8.13                        Savings Provision; Severability. Should any provision of this Settlement Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and any said illegal and invalid part, term or provision shall be deemed stricken from this Settlement Agreement.

8.14                        Construction of Agreement. This Settlement Agreement has been drafted cooperatively by all of the Parties and, as such, any ambiguities are the responsibility of all of the Parties and their counsel and shall not be construed against any Party.

8.15                        No Reliance on Any Representation Outside the Settlement Agreement. The Parties at all times have had access to an attorney in the negotiation of the terms of and preparation of and execution of this Settlement Agreement, and have had the opportunity to review and analyze this Settlement Agreement for a sufficient period of time prior to execution and delivery. Except for the written warranties, representations, covenants, terms, and conditions specifically set forth herein, in executing this Settlement Agreement, no Party has relied upon any oral or written representation, statement, or communication of any other Party regarding the subject matter of this Settlement Agreement, any past or present fact, circumstance, condition, legal effect, or promise of future action, and specifically, no Party has relied upon any representations made by any attorney or agent or any released Party about the nature or extent of any damages or the nature or viability of any released claims. In deciding to enter into this Settlement Agreement, no Party is relying upon a legal duty, if one exists, on the part of any other Party (or such other Party’s employees, agents, representatives, or attorneys) to disclose any information in connection with the execution of this Settlement Agreement or its preparation. Except as specifically required by the Parties’ representations and warranties in

Sections 3 and 4 above, it is expressly understood that no party shall ever assert any failure to disclose information on the part of the other Party prior to the execution of this Agreement as a ground for challenging the validity of this Settlement Agreement.

8.16                        Payment of Costs and Expenses. The Parties agree that any costs and fees incurred by them, including any attorneys’ fees, shall be paid by the Party incurring those costs and fees, except as otherwise expressly stated in this Settlement Agreement.

8.17                        Taxes. Except to the extent expressly stated in the Settlement Agreement, the Parties acknowledge and agree that none of the Parties hereto, nor their counsel, have made or make any representations or warranties concerning the tax consequences of this Settlement Agreement.

8.18                        Authority to Sign. Each person signing this Settlement Agreement represents that he or she has the authority to agree to the terms hereof and execute this Settlement Agreement on behalf of the indicated corporation or entity, in accordance with (as applicable) a duly adopted resolution of the board of directors or the bylaws of such corporation or entity, and that his or her signature will bind the corporation or entity to the terms of this Agreement.

8.19                        Further Assurances; Cooperation. The Parties shall cooperate in the execution of any and all other documents and in the completion of any additional actions that may be reasonably necessary or appropriate to give full force and effect to the terms and intent of this Settlement Agreement.

9.                                      Press Release:

On or before 9:00 a.m., New York time on January 5, 2017, HDYN will issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated in the Settlement Agreement and the Order. From and after the issuance of the

Press Release, the HDYN will have disclosed all material, non-public information relating to the matters contemplated hereby and the Investors will have no material, non-public information relating to HDYN or any of its subsidiaries.

IN WITNESS WHEREOF, the Parties, have executed this Settlement Agreement as of the date first above written.

[Signature pages follow]

[Signature Page to Settlement Agreement]

IROQUOIS MASTER FUND LTD.

By:	/s/ Richard Abbe
Name: Richard Abbe
Title: Director

STATE OF	)
) ss.:
COUNTY OF	)

On the      day of October 2016, before me personal carry                , known to me or proved to me the basis of satisfactory evidence to be the individual whose name is subscribed to be within Settlement Agreement and acknowledged to me that be executed the same on his own behalf and on behalf of IROQUOIS MASTER FUND LTD.

Notary Public State of

My Commission Expires :

[Signature Page to Settlement Agreement]

HUDSON BAY MASTER FUND LTD.
RUTH M. CLARK
NOTARY PUBLIC-STATE OF NEW YORK
No. 01CL6212067	By:	/s/ Yoav Roth
Qualified In Orange County		Name: Yoav Roth
My Commission Expires October 05, 2017		Title: Authorized Signatory

STATE OF New York	)
) ss.:
COUNTY OF New York	)

On the 30th day of December 2016, before me personally came Yoav Roth, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within Settlement Agreement and acknowledged to me that he executed the same on his own behalf and on behalf of HUDSON BAY MASTER FUND LTD.

/s/ Ruth M. Clark
Notary Public, State of	New York

My Commission Expires:	10-05-2017

[Signature Page to Settlement Agreement]

KINGSBROOK OPPORTUNITIES MASTER FUND LP

By: KINGSBROOK OPPORTUNITIES GP LLC,
its general partner

By:	/s/ Adam J. Chill
Name: Adam J. Chill
Title: Managing Member

STATE OF NEW YORK	)

) ss.:

COUNTY OF NEW YORK	)

On the      day of                   201    , before me personally came Adam J. Chill, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within Settlement Agreement and acknowledged to me that he executed the same on his own behalf and on behalf of KINGSBROOK OPPORTUNITIES MASTER FUND LP

/s/ Christin Butler
CHRISTIN BUTLER
NOTARY PUBLIC-STATE OF NEW YORK	Notary Public, State of	New York
No. 01BU6313388
Qualified In New York County
My Commission Expires October 20, 2018	My Commission Expires:	10/20/18

[Signature Page to Settlement Agreement]

PARKFIELD FUNDING, LLC

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: [ILLEGIBLE]

STATE OF	)
)ss.:
COUNTY OF	)

On the     day of December 2016, before me personally came                           known to me or proved to me on the basis of satisfactory evidence to be the individual who: name is subscribed to the within Settlement Agreement and acknowledged to me that I executed the same on his own behalf and on behalf of PARKFIELD FUNDING, LLC.

Notary Public, State of

My Commission Expires:

[Signature Page to Settlement Agreement]

HYPERDYNAMICS CORPORATION

By:	/s/ Ray Leonard
Name: Ray Leonard
Title: President & CEO

STATE OF Texas	)
) ss.:
COUNTY OF Harris	)

On the 30 day of December, 2016, before me personally came Ray Leonard , known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within Settlement Agreement and acknowledged to me that he executed the same on his own behalf and on behalf of HYPERDYNAMICS CORPORATION.

/s/ Drake Smith
Notary Public, State of	Texas

My Commission Expires:	1/6/19

EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
IROQUOIS MASTER FUND LTD., HUDSON BAY	:
MASTER FUND LTD., CRANSHIRE CAPITAL	:
MASTER FUND, LTD., KINGSBROOK	:	Index No.: 651614/2012
OPPORTUNITIES MASTER FUND LP, and	:
FREESTONE ADVANTAGE PARTNERS II, LP,	:
:
:
Plaintiffs,	:	STIPULATION OF
	:	DISCONTINUANCE AND
- against -	:	DISMISSAL WITH
	:	PREJUDICE
:
HYPERDYNAMICS CORPORATION,	:
:
Defendants.	:
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	X

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all of the parties to the above entitled action, that whereas no party hereto is an infant, incompetent person for whom a committee has been appointed, or conservatee, the above-captioned action be, and the same hereby is, discontinued and dismissed with prejudice, and without costs to any party as against any other party. This Stipulation may be filed without further notice with the Clerk of the Court.

[Signature page follows on next page]

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Dated: New York, New York

, 2017

FEUERSTEIN KULICK LLP	BAKER BOTTS LLP

By:	By:
David Feuerstein, Esq.	Richard B. Harper, Esq.
Bryan Meltzer, Esq.	30 Rockefeller Plaza
205 E. 42nd Street, 20th Floor	New York, New York 10112
New York, New York 10016	(212) 408-2500
(646) 793-3098
Samuel Cooper, Esq.
Attorneys for Plaintiffs	Christie Mathis, Esq.
PAUL HASTINGS LLP
600 Travis Street, 58th Floor
Houston, Texas 77002
(713) 816-7300

Attorneys for Defendant

3